Strategic American Oil Closes Acquisition of Galveston Bay Energy

Existing production averaging approximately 378 boepd

Corpus Christi, Texas - Feb. 16, 2011 - Strategic American Oil Corporation (OTCBB: SGCA) today announced that it that it closed the purchase of Galveston Bay Energy, LLC ("GBE") on February 15, 2011. Based upon the cash purchase price of $9.9 million, the imputed cost of proved producing reserves is $0.46 per Mcfe, or $2.75 per barrel of oil equivalent.

For the five months ended Dec. 31, 2010, production averaged 2.3 million cubic feet gas equivalent per day (MMcfepd), or 378 barrels of oil equivalent per day (boepd).

An independent engineering report (utilizing SPE standards) estimated net proved reserves as of October 1, 2010 total 3.6 million barrels of oil equivalent (boe), or 21.9 billion cubic feet of natural gas equivalent (bcfe), of which 27% is represented by proved developed producing and shut-in categories.

The GBE properties are located on the Texas Gulf Coast and consist of five fields encompassing 24,556 gross and 22,950 net acres located in prolific producing areas. GBE operates 100% of its production, and maintains approximately 85% working interest in virtually all of its producing properties.

Jeremy G. Driver, CEO of Strategic American Oil, stated, "This is a seminal event for Strategic American, which provides us a solid financial and operational foundation. Our goal is to grow production and cash flow. This transaction is immediately accretive to cash flow, production, and reserves on a per share basis." Mr. Driver further stated, "The Company's 2011 program is weighted towards low risk development and workover projects. Strategic now has a multi-year inventory of diversified projects in a key domestic producing hydrocarbon basin. We are also excited about exploration opportunities with respect to deeper pools not identified in our independent engineering report."

The acquisition was funded with proceeds from a private placement of common stock.

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois.  The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:
600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

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